UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: January 13, 2015

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 12, 2015, eGain Corporation (the “Company”) appointed Brett Shockley to the Board of Directors. Mr. Shockley most recently served as Senior Vice President and Chief Technology Officer of Avaya Inc. Prior to joining Avaya in 2008, Mr. Shockley was the founder of Calabrio and Spanlink, and prior to founding those companies served as Vice President and General Manager, Contact Business Center of Cisco Systems, Inc. In connection with this appointment Mr. Shockley’s compensation will be $50,000 annually, payable quarterly, and he will be granted an option to purchase 50,000 shares of the Company’s common stock vesting monthly over four years.

ITEM 9.01:	Financial Statements and Exhibits

(d)	Exhibits.

The following Exhibit 99.1 is filed as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the Company on January 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2015	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Signatory)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 13, 2015